N E W S	R E L E A S E

SUBJECT:	HAVERTYS
REPORTS RESULTS FOR SECOND QUARTER 2008

ATLANTA, GEORGIA, AUGUST 4, 2008 -- HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) today reported a loss for the second quarter ended June 30, 2008. The net loss for the second quarter of 2008 was $2.3 million or $0.11 per diluted share of Common Stock, as compared to the second quarter 2007 net loss of $1.4 million or $0.06 per diluted share of Common Stock.

For the six months ended June 30, 2008, the net loss was $1.3 million or $0.06 per diluted share of Common Stock versus a net loss of $0.5 million or $0.02 per diluted share of Common Stock for the same period in 2007.

As previously reported, net sales for the second quarter of 2008 were $168.4 million, a decrease of 10.0% compared to sales of $187.1 million for the corresponding quarter in 2007. Comparable-store sales decreased 12.7% for the quarter.

Clarence H. Smith, president and chief executive officer, said, “The current economic conditions, which have had a brutal impact on the residential furniture industry, show few signs of abating in the near term. Our focus is on cost containment and maintaining our strong balance sheet while enhancing our competitive positions in the markets we serve. Gross margins for the second quarter reflect our continuing commitment to closely managing our inventories and the decision to shift more of the greater than one year customers’ financing to our third party provider. These strategies were the primary contributors to the gross margin improvement from 48.6% in the prior year’s second quarter to 51.2% this year.

“Our SG&A expenses are lower in most areas as we have adjusted much of our store and delivery operations to the current business levels. These reductions were partly offset by increases in delivery fuel costs and third-party credit expense in the second quarter as compared to last year’s quarter. We are currently analyzing additional reductions in our SG&A fixed costs given the severity and protracted nature of this business cycle.

“Inventories are at a level appropriate for the current sales environment and are well balanced. Accounts receivable balances have continued to decline as we reduced our offering in 2008 of in-house financing greater than one year. We will be making the final scheduled debt payments on two unsecured term notes and obligations associated with four retail stores and a distribution center over the next ten months so these amounts are now included in our current liabilities.

“As we look for the best deployment of our capital, we have significantly curtailed our store growth. Our current capital expenditure plans related to stores of $7.0 million are for projects that were initiated in prior periods and normal store maintenance. Planned capital expenditures during 2008 for distribution and information technology are $5.7 million.

NEWS RELEASE – August 4, 2008
HAVERTY FURNITURE COMPANIES, INC	Page 2

“After today’s July sales release, we will no longer be reporting monthly sales results. We will continue to release total sales and comparable store sales for each quarter as soon as practical.

“The economic conditions in which we operate are very difficult. We believe that our financial strength will allow us to adapt to this challenging environment and opportunities that are ahead of us,” Smith concluded.

Havertys is a full-service home furnishings retailer with 124 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company’s web site at www.havertys.com.

News releases include forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company’s reports filed with the SEC.

The company will sponsor a conference call Tuesday, August 5 at 10:00 a.m. Eastern Daylight Time to review the second quarter. Listen-only access to the call is available via the web at www.havertys.com (About Us, Investor Information) and at www.streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.

NEWS RELEASE – August 4, 2008
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 3

Condensed Consolidated Statements of Income
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net sales	$168,412	$187,104	$353,665	$378,177
Cost of goods sold	82,158	96,197	170,975	191,839
Gross profit	86,254	90,907	182,690	186,338

Credit service charges	497	606	1,062	1,261
Gross profit and other revenue	86,751	91,513	183,752	187,599

Expenses:
Selling, general and administrative	90,222	93,713	185,260	188,840
Interest, net	206	(94)	75	(152)
Provision for doubtful accounts	284	234	612	378
Other (income) expense, net	(77)	(171)	(119)	(651)
Total expenses	90,635	93,682	185,828	188,415

Loss before income tax benefit	(3,884)	(2,169)	(2,076)	(816)

Income tax benefit	(1,575)	(818)	(799)	(296)

Net loss	$(2,309)	$(1,351)	$(1,277)	$(520)

Basic and diluted loss per share:
Common Stock	$(0.11)	$(0.06)	$(0.06)	$(0.02)
Class A Common Stock	$(0.11)	$(0.06)	$(0.06)	$(0.03)

Weighted average shares - basic:
Common Stock	17,162	18,558	17,137	18,522
Class A Common Stock	4,105	4,179	4,116	4,188
Weighted average shares - assuming dilution[1]:
Common Stock	21,267	22,737	21,253	22,710
Class A Common Stock	4,105	4,179	4,116	4,188

Cash dividends per common share:
Common Stock	$0.0675	$0.0675	$0.1350	$0.1350
Class A Common Stock	$0.0625	$0.0625	$0.1250	$0.1250

1 See additional details at the end of this release.

more. . . .

NEWS RELEASE – August 4, 2008
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 4

Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2008	December 31, 2007	June 30, 2007

Assets
Cash and cash equivalents	$1,926	$167	$8,895
Accounts receivable, net of allowance	40,017	58,748	66,928
Inventories, at LIFO cost	104,873	102,452	103,203
Other current assets	19,814	17,569	24,727
Total current assets	166,630	178,936	203,753

Accounts receivable, long-term	3,185	8,003	13,123
Property and equipment, net	204,114	209,912	217,079
Other assets	25,054	25,086	13,361

	$398,983	$421,937	$447,316

Liabilities and Stockholders’ Equity
Notes payable to banks	$5,400	$—	$12,200
Accounts payable and accrued liabilities	66,206	84,527	84,959

Current portion of long-term debt and lease obligations	17,179	8,353	8,284
Total current liabilities	88,785	92,880	105,443

Long-term debt and lease obligations, less current portion	7,346	20,331	24,525
Other liabilities	28,995	29,881	26,990
Stockholders’ equity	273,857	278,845	290,358

	$398,983	$421,937	$447,316

more. . . .

NEWS RELEASE – August 4, 2008
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 5

Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)
	Six Months Ended June 30,
	2008	2007
Operating Activities
Net loss	$(1,277)	$(520)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,853	11,340
Provision for doubtful accounts	612	378
Gain on sale of property and equipment	—	(218)
Other	690	1,252

Changes in operating assets and liabilities	(1,039)	(887)

Net cash provided by operating activities	9,839	11,345

Investing Activities
Capital expenditures	(5,171)	(5,932)
Proceeds from sale of property and equipment	203	886
Other investing activities	282	158

Net cash used in investing activities	(4,686)	(4,888)

Financing Activities
Proceeds from borrowings under revolving credit facilities	127,765	350,775
Payments of borrowings under revolving credit facilities	(122,365)	(351,175)

Net (decrease) increase in borrowings under revolving credit facilities	5,400	(400)
Payments on long-term debt and lease obligations	(4,159)	(6,241)
Treasury stock acquired	(1,806)	(353)
Proceeds from exercise of stock options	—	319
Dividends paid	(2,829)	(3,026)

Net cash used in financing activities	(3,394)	(9,701)

Increase (decrease) in cash and cash equivalents	1,759	(3,244)

Cash and cash equivalents at beginning of period	167	12,139

Cash and cash equivalents at end of period	$1,926	$8,895

NEWS RELEASE – August 4, 2008
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 6

Earnings per Share

The following details how the number of shares in calculating the diluted loss per share for Common Stock are derived under SFAS 128 and EITF 03-6 (shares in thousands):

	Quarter Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Common Stock
Weighted-average shares outstanding	17,162	18,558	17,137	18,522

Assumed conversion of Class A Common shares	4,105	4,179	4,116	4,188

Total weighted-average diluted common shares	21,267	22,737	21,253	22,710

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404-443-2900